SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PPL Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2758192

(State of Incorporation or Organization)	(IRS Employer Identification No.)

Two North Ninth Street, Allentown, PA	18101-1179

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-54504, 333-54504-01, 333-54504-02 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	Each class is to be registered

Corporate Units	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to Be Registered.
The class of securities to be registered hereby is the Corporate Units of PPL Corporation, a Pennsylvania corporation. As described in the Prospectus Supplement referred to below, PPL Corporation will offer the Equity Units, which will initially be in the form of Corporate Units, and under certain circumstances, Treasury Units may be created from Corporate Units.
For a description of the Equity Units, reference is made to the Prospectus Supplement dated April 11, 2011 to the Prospectus contained in the Registration Statement on Form S-3 of PPL Corporation and PPL Capital Funding, Inc. (Registration Nos. 333-158200, 333-158200-03), which description is incorporated herein by reference.
Item 2. Exhibits.
1.	Prospectus Supplement and Prospectus included in the Registration Statement of PPL Corporation and PPL Capital Funding, Inc. on Form S-3 (Registration Nos. 333-158200, 333-158200-03) (filed with the Securities and Exchange Commission on March 25, 2009, as supplemented, and incorporated herein by reference).
2.	Amended and Restated Articles of Incorporation of PPL Corporation effective May 21, 2008 (incorporated by reference to PPL Corporation’s Form 8-K dated May 21, 2008).
3.	By-laws of PPL Corporation, as amended and restated effective May 19, 2010 (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated May 25, 2010).
4.	Purchase Contract and Pledge Agreement, dated as of April 15, 2011, among PPL Corporation and The Bank of New York Mellon, as Purchase Contract Agent, and The Bank of New York Mellon, as Collateral Agent, Custodial Agent and Securities Intermediary (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated April 19, 2011).
5.	Supplemental Indenture No. 3 among PPL Capital Funding, Inc., PPL Corporation and The Bank of New York Mellon (as successor to The Bank of New York), as Trustee, dated as of April 15, 2011 (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated April 19, 2011).
6.	Form of Remarketing Agreement (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated April 19, 2011).
7.	Form of Corporate Unit certificate (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated April 19, 2011).
8.	Form of Treasury Unit certificate (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated April 19, 2011).
9.	Form of Junior Subordinated Note (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated April 19, 2011).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 21, 2011	PPL CORPORATION

	By:	/s/ James E. Abel

		Name:	James E. Abel
		Title:	Senior Vice President — Finance and Treasurer